Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
01/17/09
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
74727PAK7
Republic of Qatar
Barclays Capital
Barclays Capital; Credit Suisse;
Goldman Sachs & Co.; JP Morgan;
Qatar National Bank
Goldman Sachs & Co.
$15,392,659
$2,500,000,000
$99.758
$99.758
0.13%
01/18/09
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
893521AB0
Transatlantic Holdings
Wachovia
Wells Fargo; Wachovia; Goldman, Sachs & Co.
Goldman Sachs & Co.
$2,284,999
$350,000,000
$97.234
$97.234
0.88%
10/09/09
Russell Tax Exempt Bond
GU82
Standish Asset Management
13063BAF9
State of California - General Obligation Bonds
CitiGroup Global
Citi; Siebert Brandford Shank & Co.,LLC;
Alamo Capital; Cabrera Capital Markets, LLC;
De La Rosa & Co.; Goldman, Sachs & Co.;
Jackson Securities LLC; Loop Capital Markets,
LLC;Morgan Stanley & Co. Incorporated;
Oppenheimer & Co. Inc.; Prager Sealy & Co., LLC;
Raymond James & Associates, Inc.;
Sandgrain Securities, Inc.;
The Northern Trust Company; Barclays Capital;
City National Securities, Inc.;
Edward D. Jones & Co., LP;
Great Pacific Securities; Jefferies & Company, Inc.;
MFR Securities, Inc.; M.R.Beal & Company;
Pershing LLC; Robert W. Baird & Co.;
RBC Capital Markets; Southwest Securities, Inc.;
Toussaint Capital Partners, LLC;
William Blair & Company; Merrill Lynch & Co.;
Wells Fargo Securities; BMO Capital Markets GKST Inc.;
Comerica Securities, Inc.; Fidelity Capital Markets;
Grigsby & Associates, Inc.; J.P. Morgan; Morgan Keegan
and Company, Inc.; Nollenberger Capital Partners Inc.;
Piper Jaffray & Co.; Ramirez & Co., Inc.;
Rice Financial Products Company; Stone & Youngberg;
Wedbush Morgan Securities
BNY Mellon Capital Markets, LLC
$1,000,000
$1,313,090,000
$108.892
$108.892
0.50%
10/30/09
Russell Tax Exempt Bond
GU82
Standish Asset Management
13067JKT7
State of California - Economic Recovery Bond
Barclays Capital
Barclays Capital; Blaylock Robert Van, LLC;
Duncan-Williams, Inc.; Estrada Hinojosa &
Company, Inc.; Goldman, Sachs & Co.; J.P. Morgan;
Merchant Capital LLC; Morgan Keegan and Company,
Inc.; Oppenheimer & Co. Inc.; Prager Sealy & Co.,
LLC; Raymond James & Associates, Inc.;
Southwest Securities, Inc.; Wedbush Morgan
Securities; Loop Capital Markets, LLC; Brandis
Tallman LLC; Edward D. Jones & Co., LP; Fidelity
Capital Markets; Great Pacific Securities;
Jackson Securities; Merrill Lynch & Co.;
Morgan Stanley; Pershing LLC; R.W. Baird & Co.;
Ross, Sinclair & Associates, LLC; Stern
Brothers & Co.; Wells Fargo Securities; Citi;
City National Securities, Inc.; De La Rosa & Co.;
George K Baum & Company; Herbert J Sims & Co. Inc.;
Jesup & Lamont Securities, Inc.;
MFR Securities, Inc.; O'Connor & Co.
Securities, Inc.; Podesta & Co.;
Ramirez & Co., Inc.; SL Hare Capital,
Inc.; Stone & Youngberg; Westhoff,
Cone & Holmstedt
BNY Mellon Capital Markets, LLC
$1,250,000
$3,455,230,000
$102.691
$102.691
0.63%
12/15/09
Russell Tax-Managed U.S. Large Cap Fund
CHF1
J.P. Morgan Investment Management Inc.
94974610
Wells Fargo & Company
Goldman, Sachs & Co.
Credit Suisse; J.P. Morgan; Morgan Stanley,
Goldman,Sachs & Co.; Wells Fargo Securities
J. P. Morgan Securities, Inc.
$67,500
$10,650,000,000
$25.000
$25.000
0.56%
03/08/10
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
03076CAE6
"Ameriprise Financial,
Inc.
"
Morgan Stanley
Credit Suisse Securities USA,
Goldman Sachs & Co, Morgan Stanley,
Bank of America Merrill Lynch, HSBC Securities,
JP Morgan,  Wells Fargo & Co
Goldman, Sachs & C.o.
$2,925,000
$750,000,000
$99.761
$99.761
0.65%
03/16/10
Russell Strategic Bond Fund
CH78
Goldman Sachs Asset Management, L.P.
251591AU7
" Developers Diversified
Realty Corp.
"
Deutsche Bank
Bank of America Merrill Lynch, Deutsche Bank
 Securities Inc, UBS Securities, Goldman, Sachs
& Co. Goldman, Sachs & C.o.
$2,475,000
$300,000,000
$99.995
$99.995
0.995%
03/12/10
Russell Tax Exempt Bond
GU82
Standish Asset Management
13063BFJ6
California State
J.P. Morgan
J.P. Morgan; Morgan Stanley; Barclays Capital;
Prager, Sealy & Co., LLC; Cabrera Capital Markets, LLC;
BMO Capital Markets GKST Inc.; De La Rosa & Co.;
Citi; Goldman, Sachs & Co; Edward D. Jones & Co., LP;
Jackson Securities; Great Pacific Securities; M.R. Beal & Company; Jefferies & Company; Ramirez & Co., Inc.; Northern Trust Company;
Robert W. Baird & Co.; Raymond James & Associates, Inc.;
Wells Fargo Securities; Southwest Securities, Inc.
J.P. Morgan
$1,000,000
$2,500,000,000
$104.734
$104.732
0.50%